Exhibit 21

SUBSIDIARIES OF BUCYRUS INTERNATIONAL, INC.

Corporate Name	State/Country of Incorporation

BI Hong Kong AFC Manufacturing Holding Co. Ltd.	Hong Kong

Boonville Mining Services, Inc.	Delaware

Bucyrus (Africa) Surface (Proprietary) Limited	Republic of South Africa

Bucyrus Electrical Service (Proprietary) Limited	Republic of South Africa

Bucyrus Mechanical Service (Proprietary) Limited	Republic of South Africa

Bucyrus America, Inc.	Pennsylvania

Bucyrus Virginia Inc.	Virginia

Bucyrus Botswana (Proprietary) Limited	Botswana

Bucyrus (Brasil) Ltda.	Brazil

Bucyrus Canada Limited	Ontario

Bucyrus Canada Acquisition, Ltd.	Alberta

Bucyrus Colombia S.A.S.	Colombia

Bucyrus Equipamentos de Mineracao Ltda.	Brazil

Bucyrus Equipment, Inc.	Delaware

Bucyrus Central Asia LLC	Mongolia

Bucyrus Field Services, Inc.	Delaware

Bucyrus Mexico, S. de RL. de CV.	Mexico

Bucyrus Services Mexico S. de RL. de CV.	Mexico

Bucyrus Holdings GmbH	Germany

Bucyrus Germany Holdings GmbH	Germany

Bucyrus HEX GmbH	Germany

Bucyrus Europe GmbH	Germany

000 Bucyrus Mining	Russian Federation

000 Bucyrus Ukraine	Ukraine

Bucyrus Africa Underground (Proprietary) Limited	Republic of South Africa

Bucyrus Czech Republic, a.s.	Czech Republic

Bucyrus Europe Holdings, Ltd.	United Kingdom

Bucyrus Europe Limited	United Kingdom

Halco Holdings Limited	United Kingdom

Halco Group Limited	United Kingdom

Halco Rock Tools Limited	United Kingdom

Halco Drilling (Ireland) Limited	Ireland

HAS Drilling Equipment (Proprietary) Limited	South Africa

White Line Plant Ltd.	United Kingdom

Bucyrus (Langfang) Machinery Co., Ltd.	People’s Republic of China

Bucyrus Polska Sp. z o.o.	Poland

Bucyrus UK Limited	United Kingdom

DPM Gesellschaft fur deutsch-polnischen Maschesenhandel und Leasing GmbH	Germany

Bucyrus (Huainan) Machinery Co. Ltd.	People’s Republic of China

Tangshan DBT Machinery Co., Ltd.	People’s Republic of China

Bucyrus India Private Limited	India

Bucyrus Industries, Inc.	Delaware

Bucyrus International (Chile) Limitada	Chile

Bucyrus International Hong Kong Limited	Hong Kong

Bucyrus International (Peru) S.A.	Peru

Bucyrus (Mauritius) Limited	Mauritius

Bucyrus Mining China, Inc.	Delaware

Bucyrus NHL Mining Equipment Co. Ltd.	People’s Republic of China

Bucyrus Mining Equipment, Inc.	Delaware

Bucyrus MT, Inc.	Delaware

Bucyrus Mexico LLC	Delaware

Equipos de Acuna SA de CV	Mexico

Bucyrus Wisconsin Properties, LLC	Delaware

BWC Gear, Inc.	Delaware

BWP Gear Inc.	Delaware

Hypac Holdings, Inc.	Delaware

Hypac (Tianjin) International Trading Company Limited	China

O&K Orenstein & Koppel Limited	United Kingdom

PT Bucyrus Indonesia	Indonesia

Superior Highwall Holding, Inc.	Delaware

Superior Highwall Miners BV	Netherlands

Superior Highwall Miners, Inc.	Delaware

Western Gear Machinery Co.	Delaware

Equipment Assurance Limited	Cayman Islands

Wisconsin Holdings Pty. Ltd.	Australia

Bucyrus (Australia) Surface Pty. Ltd.	Australia

Bucyrus Australia Underground Holdings Pty. Ltd.	Australia

Bucyrus Australia Underground LAD Pty. Ltd.	Australia

Bucyrus Australia Underground Pty. Ltd.	Australia

Bucyrus Mining Australia Pty. Ltd.	Australia

O&K Australia Pty. Ltd.	Australia